                                                                  EXHIBIT 10.10


                              AMENDED AND RESTATED
            MANAGEMENT SERVICES AND FRANCHISE DEVELOPMENT AGREEMENT

     THIS AMENDED AND RESTATED MANAGEMENT SERVICES AND FRANCHISE DEVELOPMENT AGREEMENT dated as of the 1st day of October, 1996.

BETWEEN:

          CHARTWELL CANADA HOSPITALITY CORP., a corporation incorporated under the laws of the State of Delaware, U.S.A.,

          (hereinafter called "CCHC")

AND:

          CHARTWELL LODGING INC., a corporation incorporated under the laws of the State of California, U.S.A.,

          (hereinafter called "NL")

AND:

          ROYCO HOTELS & RESORTS LTD., a corporation incorporated under the laws of Canada

          (hereinafter called "ROYCO")

AND:

          CHARTWELL LEISURE INC., a corporation incorporated under the laws of the State of Delaware , USA

          (hereinafter called "NLC")


WHEREAS:

     A. Forte Hotels Management, Inc. and Royco entered into a management services and franchise development agreement dated and made effective September 30, 1992;

     B. NL (formerly known as NL Hotels, Inc. and Forte Hotels, Inc.) assumed all of the rights and interest of Forte Hotels Management, Inc. under the aforementioned management services and franchise development agreement;

     C. NL entered into hotels management agreements (collectively the "CPLP HOTEL MANAGEMENT AGREEMENT") in respect of certain Hotels beneficially owned by Chartwell Canada Corp. which were acquired from Capital Properties Limited Partnership ("CPLP");
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                                                                          page 2

     D.   NL assigned the CPLP Hotel Management Agreement to CCHC;

     E. Royco holds the Operating Assets and has the skill, experience and knowledgeable personnel in the business of hotel management to service the Hotel Management Agreements;

     F. CCHC and Royco desire to expand and develop new hotel management business in Canada and to acquire Additional Hotel Management Agreements;

     G. HFS has entered into the Travelodge Master License Agreement with CCHC to develop and service existing franchise agreements and new franchise opportunities in Canada with respect to the HFS Marks;

     H. CCHC, NL and Royco have agreed that Royco will, on behalf of the Parties, develop, promote and service the Management Business and the Franchise Business in accordance herewith;

     I. Royco has been established by the Royco Group solely for the purposes of performing its duties under this Agreement and for no other purpose or business;

     J. NL and Royco wish to amend the aforementioned management services and franchise development agreement, to include CCHC as a party thereto and to set forth herein the amended and restated terms and conditions thereof; and

     K. NLC has agreed to guarantee the performance of CCHC under this Agreement.


     NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:


                                   ARTICLE 1
                                INTERPRETATION

1.1  DEFINITIONS

     In this Agreement including the recitals hereto:


1. "ACCOUNTANTS" means Deloitte & Touche or another recognized firm of chartered accountants designated by the Executive Committee from time to time to review and audit the Financial Statements;

     (a) "ACCOUNTING YEAR" means, unless otherwise agreed in writing by the parties, each year or portion thereof during the Term ending on December 31;
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                                                                          page 3

     (b) "ADDITIONAL HOTEL MANAGEMENT AGREEMENTS" means any hotel management agreement, other than the CPLP Hotel Management Agreement, in respect of any Hotel entered into between any Person and a Party.

     (c) "BANK" means The Toronto Dominion Bank, or such other Canadian chartered bank at such branch in Calgary, Alberta, all as determined by the Executive Committee;

     (d) "BANK ACCOUNTS" means collectively the bank accounts established pursuant to Section 2.8;

     (e) "BUSINESS DAY" means any day upon which Canadian chartered banks are generally open for business in Calgary, Alberta;

     (f) "CCHC APPOINTEE" means at any time the Person or Persons designated by CCHC to be employed, retained or seconded to Royco pursuant to Section
          2.5 hereof;

     (g) "CPLP HOTEL MANAGEMENT AGREEMENT" has the meaning ascribed thereto in recital "C" of this Agreement;

     (h) "CPLP HOTELS" means the Hotels in respect of which the CPLP Hotel Management Agreement applies;

     (i) "CPLP/NLC HOTELS" means Hotels the Owner of which is Chartwell Canada Corp. and/or NLC and/or any affiliates thereof, in whole or in part;

     (j) "DEVELOPMENT AGREEMENT" means the hotel development agreement dated as of the 1st day of October, 1996, between NRG Management Services Ltd. ("NRG")and NLC;

     (k)  "EXECUTIVE COMMITTEE" means the committee established pursuant to
          Section 2.9;

     (l)  "EVENT OF DEFAULT" has the meaning ascribed thereto in Section 6.1;

     (m) "FINANCIAL STATEMENTS" means in respect of any period, a statement of income and expenses, and a profit and loss statement for each of the Management Business and the Franchise Business on a combined basis and a balance sheet for the collective business of the Parties administered by Royco pursuant hereto;

     (n) "FRANCHISE BUSINESS" means the activities of Royco hereunder in developing new Travelodge(TM) and Thriftlodge(TM) franchise business for HFS in Canada under the Travelodge Master License Agreement, and other new franchise business whether for HFS or any other party, the administration, supervision, servicing, performance, operation and enforcement of all new and existing franchise business and all related and ancillary businesses operated by Royco or any affiliate.

     (o) "FUTURE PROJECT" means any Hotel acquired and owned by NLC or any affiliates of NLC pursuant to the terms of the Development Agreement;
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                                                                          page 4
     (p) "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means those general principles and policies which define the accounting for financial transactions in the United States and as generally accepted in the hotel industry including the Uniform System of Accounts, consistently applied from period to period.

     (q)  "GREG" means Gregory Royer;

     (r) "GROSS REVENUE" means the gross revenue received or receivable by the Parties in respect of (x) the Management Business, including without limiting the foregoing, the Hotel Management Agreements (including, without limitation, any termination fees received or receivable by CCHC or Royco thereunder) but excluding the Incentive Fee and the Incentive Termination Fee under the CPLP Hotel Management Agreement,
          (y) the Franchise Business, including without limiting the foregoing, the Travelodge Master License Agreement, and (z) all gross income received or receivable from all other sources whatsoever as a direct or indirect result thereof respectively;

     (s) "GROSS ROOM REVENUE" means in respect of the HFS Agreements, gross room revenue as defined in such HFS Agreements;

     (t) "HFS" means Travelodge Hotels, Inc., a corporation incorporated under the laws of the State of Delaware, and its successors and assigns with respect to the HFS Agreements and/or the Travelodge Master License Agreement;

     (u) "HFS AGREEMENTS" means any Travelodge(TM) or Thriftlodge(TM) hotel franchise and licence agreement entered into between any Person and HFS or Royco in respect of a hotel in Canada or otherwise as provided in the Travelodge Master License Agreement or otherwise agreed in writing by HFS subsequent to the date of this agreement;

     (v) "HFS MARKS" means the registered trademarks and service marks known as "Travelodge(TM)", "Sleepy Bear(TM)" and "Thriftlodge(TM)" and such additional trademarks as may be licensed to Royco by HFS;

     (w) "HOTELS" means collectively at any time any hotel, inn, motor hotel, motel, resort or timeshare resort for which management is being provided by and/or on behalf of CCHC or Royco or any affiliate of CCHC or Royco under any Hotel Management Agreement, and when the context requires, means any one or more of them;

     (x) "HOTEL MANAGEMENT AGREEMENTS" means collectively the CPLP Hotel Management Agreement and any Additional Hotel Management Agreements;

     (y) "INDEMNIFICATION AGREEMENT" means the indemnification agreement dated as of the 1st day of October, 1996, and entered into amongst CPLP, Syndicated Capital Properties Inc. and Royco on the one hand and Chartwell Canada Corp., NLC and NL on the other;
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                                                                          page 5

     (z) "INITIAL FEE" means the fee, if any, payable to HFS after the date hereof under any Additional HFS Agreement as consideration for and at the time of entering into such agreement, but for greater certainty shall not include Royalty Fees;

     (aa) "MANAGEMENT BUSINESS" means the activities of Royco hereunder in developing new hotel and resort management business for the Parties and the business of the Parties managed by Royco hereunder insofar as it relates to conducting operations under the Hotel Management Agreements including all revenue producing business relating to the Hotel Management; Agreements including training, purchasing, or other services from time to time;

     (bb) "NET BASE FEE" means one-half the product obtained by multiplying the NOI for the Relevant Period times a fraction, the numerator being Gross Revenue less amounts received or receivable by the Parties pursuant to the Franchise Business (the "GOI") on the CPLP/NLC Hotels subject to a section 3.3(c) termination during the Relevant Period, and the denominator being the GOI for all Hotels during the Relevant Period;

     (cc) "NET CASH FLOW" means that amount, if any, with respect to any period, computed in accordance with Generally Accepted Accounting Principles, without duplication, by which the aggregate of:

          (i)       a.   the Gross Revenue received in that period; and

                    b. any amounts previously set aside as reserves by the Executive Committee to the extent that the Executive Committee determines that such reserves are no longer required to pay for costs relating to the Management Business, the Franchise Business or this Agreement;

          (ii)      exceeds, for such period,  the aggregate of:

                    a.   Operating Outlays,  whether paid or not paid;

                    b.   the cost of capital alterations and improvements;

                    c. a reasonable reserve for working capital and other costs relating to the Management Business, the Franchise Business and this Agreement, as determined by the Executive Committee from time to time;

     (dd) "NOI" means, with respect to any period, Gross Revenue for such period less (x) any gross revenue received or receivable by the Parties in connection with the Franchise Business for the Relevant Period, and
          (y) Operating Outlays during such period, after deducting that portion of the Operating Outlays payable in connection with the Franchise Business during such period;

     (ee) "OPERATING ACCOUNT" means any bank account operated by Royco with respect to any Hotel
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                                                                          page 6

          as required by the provisions of any Hotel Management Agreements;

     (ff) "OPERATING ASSETS" means the operating assets used at the offices of Royco in Calgary, Alberta and Mississauga, Ontario, in the performance of Royco's duties hereunder;

     (gg) "OPERATING BUDGET" means the annual operating budget with respect to
          (x) the Management Business and in particular the ownership and the ongoing operation, maintenance, supervision, servicing, performance and enforcement of the Hotel Management Agreements and (y) the Franchise Business and in particular the performance under the Travelodge Master License Agreement, including amounts paid in repayment of any obligations or expenditures for the acquisition of assets or property acquired by Royco in connection with the Management Business and the Franchise Business or for the replacement thereof or for any of them, to be prepared by Royco and approved by the Executive Committee (which may revise same in its discretion following quarterly reviews or material changes in the Management Business or the Franchise Business), and which contains an estimate of Gross Revenues to be received and the Operating Outlays to be incurred hereunder during the then current Accounting Year;

     (hh) "OPERATING OUTLAYS" means the aggregate of all reasonable direct costs and expenses made hereunder by the Parties, calculated on an accrual basis, in connection with the performance by Royco of its obligations under this Agreement and which are properly attributable to the business of Royco in performing its obligations hereunder, including, without limiting the generality of the foregoing, the following:

          (i) costs of labour, services, materials and equipment in connection with the ongoing operations of Royco, including the operation, maintenance, supervision, servicing, performance and enforcement of the Hotel Management Agreements, the Travelodge Master License Agreement and this Agreement;

          (ii) all sums to be paid, directly or indirectly under the Service Contracts;

          (iii)     all sums to be paid by Royco in respect of the CCHC
                    Appointee;

          (iv)      carrying costs on financing approved by the Executive
                    Committee;

          (v) licences, permits, duties, excises, assessments, municipal or governmental imposts and taxes (other than income tax, capital tax and other similar taxes or surtaxes imposed by any competent taxing authority upon Royco);

          (vi) agent's, supervision and management fees paid, if any, and legal and accounting fees and disbursements other than those incurred in connection with the negotiation and settlement of this Agreement;

          (vii)     casualty, liability, surety bonds and other insurance
                    premiums;
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                                                                          page 7

          (viii) all fees, commissions and other direct expenses incurred with respect to obtaining Additional Hotel Management Agreements, HFS Agreements or other additional franchise agreements;

          (ix) all amounts to be paid to HFS under the Travelodge Master License Agreement;

          (x) costs of the Parties incurred in conjunction with meetings of the Executive Committee and other costs of CCHC, if any, which are approved by the Executive Committee;

          (xi) all other outlays and expenses made or incurred by Royco and approved by the Executive Committee in connection with the performance by Royco of its obligations hereunder, whether similar or dissimilar to those described above and which, in accordance with the generally accepted accounting practices applicable to persons engaged in the management and operation of premises providing lodging similar to the Hotels, are properly attributable to the performance by Royco of the Parties obligations under the Hotel Management Agreements, the Travelodge Master License Agreement or the obligations under this Agreement; and

          (xii) costs properly incurred by Royco in performance of its duties hereunder which exceed amounts contained in the Operating Budget.

     (ii) "OWNER" means the Person who is beneficial owner of any of the Hotels and, where the beneficial owner is not the legal owner of any of such Hotels, includes the legal owner thereof;

     (jj) "PARTIES" means collectively CCHC, NL and Royco and "PARTY" means either of them as the context requires;

     (kk) "PERSON" means any body corporate, natural person, general partnership, limited partnership, joint venture, trust or other entity;

     (ll) "PETER" means Peter P. Sikora;

     (mm) "RANDY" means Randy B. Royer;

     (nn) "RELEVANT PERIOD" means the period which is twelve (12) months immediately preceding (x) the end of the initial Term or any renewal Term, if this agreement is not renewed by CCHC in accordance with
          Article 3, or (y) the date of delivery of a notice of termination under Article 3;

     (oo) "ROYALTY FEES" means fees paid to HFS in respect of any Franchise and License Agreement or Additional HFS Agreement which is based on Gross Room Revenue of a Hotel subject to such agreement;
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                                                                          page 8

     (pp) "ROYCO GROUP" means collectively Terry, Greg, Randy and Peter;

     (qq) "SALE" means a sale of one or more Hotels;

     (rr) "SERVICE CONTRACTS" means collectively the service contracts, each dated September 30, 1992 between Royco and each of Serval Management Limited and Syner Systems Limited, each of which has agreed to provide the services of Greg, who shall be obligated to devote a part of his working time and attention, and Terry, who shall be obligated to devote substantially all of his working time and attention, respectively, or such other companies or individuals as may be approved in accordance with section 6.1(a)(i);

     (ss) "TERM" means the period during which this Agreement is in effect as provided in Sections 3.1 and 3.2;

     (tt) "TERRY" means Terrance E. Royer; and

     (uu) "TRAVELODGE MASTER LICENSE AGREEMENT" means the agreement dated as of October 1, 1996 between CCHC and HFS;

     (vv) "UNIFORM SYSTEM OF ACCOUNTS" means the system of accounts as defined in the CPLP Hotel Management Agreement.

1.2  ARTICLES, SECTIONS. ETC.

     Whenever in this Agreement a particular Article, Section, Paragraph or portion thereof is referenced to, unless otherwise indicated, such reference pertains to an article, section, paragraph or a portion thereof contained herein.

1.3  ENTIRE AGREEMENT

     This Agreement constitutes the entire agreement between the parties with respect to the subject matter and supersedes all prior negotiations and understandings. No provision may be amended except in writing.

1.4  GOVERNING LAW

     This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario and each of the parties irrevocably attorn to the nonexclusive jurisdiction of the courts of the Province of Ontario.

1.5  HEADINGS

     The headings in this Agreement do not affect its interpretation.
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                                                                          page 9

1.6  NUMBER AND GENDER

     This Agreement shall be construed with all changes in number and gender required by the circumstances.


                                   ARTICLE 2
                               SERVICES OF ROYCO

2.1  APPOINTMENT OF ROYCO

     (a) Royco is hereby appointed by the Parties as the manager of the Management Business, and in particular the manager under the Hotel Management Agreements, to supervise, carry out and fulfil the day-to-day obligations of the Parties under the Hotel Management Agreements. Royco hereby assumes the responsibilities of performing all of the Parties obligations under the Hotel Management Agreements. The Parties covenant and agree not to amend the said agreements without the consent in writing of the Parties.

     (b) Royco shall, on behalf of the Parties, develop new hotel management business for the Parties and new franchise business and fulfil the Parties obligations under the Travelodge Master License Agreement to promote, market and solicit franchise opportunities for HFS in Canada and with respect to the HFS Marks. The Parties covenant and agree not to amend the Travelodge Master License Agreement without the consent in writing of the Parties.

     (c) The Parties confirm that it is their intention that Royco shall be their primary vehicle for expanding the Management Business and the Franchise Business, and in particular for Travelodge(TM), Thriftlodge(TM) in Canada and that, provided that this Agreement has not been terminated, the Parties will, and will use commercially reasonable efforts to cause CCHC to, (i) refer to Royco new franchise contracts and management contracts in Canada (other than those resulting from major corporate acquisitions made by CCHC Affiliates, and
(ii) not directly seek out new hotel franchise or management business for such properties except through Royco.

     (d) Notwithstanding the foregoing, if Royco or an affiliate wishes to develop new Management Business which the Executive Committee does not wish Royco to pursue pursuant to its mandate under this Agreement, an affiliate of Royco may, without cost to CCHC or interference with the obligations or Royco hereunder or of Terry under the Service Contracts, pursue such business for its own account without being otherwise accountable to the Executive Committee or CCHC hereunder, provided however, proposals for all such new management business must be submitted in writing to the Executive Committee and if the Executive Committee does not approve such new management business , then an affiliate of Royco (for its own account) may enter into such new management business on substantially the same terms as set forth in the proposal.

2.2  STANDARD OF CARE

     In fulfilling its obligations hereunder, Royco shall, subject to the direction of the Executive Committee, act honestly, in good faith and shall exercise the same degree of diligence and skill as would a
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reasonable and prudent provider of similar services to similar hotels and shall use its best efforts to ensure that the obligations of the Parties in connection with the Management Business and the Franchise Business shall be fully and properly performed.

2.3  BOOKS AND RECORDS

     Royco shall, at all times during the currency hereof, ensure that:

     (a) proper books of account and records are maintained for each of the Hotels, including books of account and records required under any Hotel Management Agreement in accordance with the Uniform Systems of Accounts and generally accepted accounting principles;

     (b) proper books of accounts and records are maintained in respect of the businesses of the Parties managed by Royco pursuant to this Agreement separately identifying Gross Revenue in respect of each of the Management Business and the Franchise Business and Operating Outlays in respect of each of the Management Business and the Franchise Business; and

     (c) proper books of accounts and records are maintained in respect of Royco's business.

2.4  DUTIES AND RESPONSIBILITIES OF ROYCO

     Royco shall have the responsibility and the authority to implement or cause to be implemented the overall supervision and performance of the Hotel Management Agreements, the Management Business and Franchise Business in accordance with policies, strategic plans and decisions of the Executive Committee and to initiate, conduct, undertake and be responsible for the day-to-day matters relating to the supervision and performance of the obligations of the Parties under the Hotel Management Agreements and the Travelodge Master License Agreement in accordance with and as limited by them respectively, and by this Agreement, and shall act as a prudent and experienced manager would act so as to ensure the efficient supervision and performance of the Hotel Management Agreements in accordance therewith and this Agreement and to such end Royco shall be authorized and required to do the following:

     (a) prepare and submit to the Executive Committee for its approval an annual marketing and business development plan;

     (b) fulfill the obligations of the Parties under the Hotel Management Agreements and the Travelodge Master License Agreement;

     (c) make all reasonable commercial efforts to obtain or cause to be obtained any and all necessary permits, licences and governmental approvals to permit the supervision and performance of the Hotel Management Agreements and the Travelodge Master License Agreement in accordance herewith and in accordance with the directions of the Executive Committee;

     (d) retain or employ or terminate the employment of and co-ordinate the services of all employees, consultants, accountants, lawyers and other professionals required for the
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                                                                         page 11

          supervision and performance of the Hotel Management Agreements and the Travelodge Master License Agreement, provided that the employment of any employee as senior vice-president or higher, or any employee under written contract, shall be done in consultation with and subject to the approval of the president of NLC, acting reasonably;

     (e) permit CCHC, or its representatives, at any reasonable time to inspect the books and records maintained pursuant to Section 2.3;

     (f) prepare and submit to the Executive Committee for its consideration at least thirty (30) days before the end of each Accounting Year an Operating Budget, setting forth in reasonable detail by item the estimated capital, operating and other expenditures and the estimated revenue from each of the Management Business and the Franchise Business and any additional working capital requirements for the next following Accounting Year, provided that if the Operating Budget has not been approved prior to the commencement of such Accounting Year, the Operating Budget for the prior Accounting Year shall apply or shall be amended as required by the Executive Committee;

     (g) implement the Operating Budget following its approval by the Executive Committee and shall be authorized, without the need for further approval by the Executive Committee, to make the expenditures, to incur the obligations and to obtain the working capital provided for in the Operating Budget unless otherwise directed by the Executive Committee and shall be authorized to incur non-budgeted costs provided that such costs do not in the aggregate exceed the budgeted Operating Outlays by more than 5%;

     (h) on or before the l5th Business Day of each month provide the Parties with the financial and other reports set forth in Schedule 1;

     (i) maintain all funds paid or received by Royco in connection with the Management Business and the Franchise Business, including the Hotel Management Agreements and the Travelodge Master License Agreement in an account or accounts for the Parties in the Bank or in such other account or accounts or such other bank or banks approved by the Executive Committee, and apply such funds pursuant to a cheque signing policy to be established by the Executive Committee;

     (j) pay to each of CCHC and Royco (for its own account) the amounts set out in sections 1.2 and 1.3 of Schedule 2;

     (k) cause a representative of Royco to attend each regularly scheduled quarterly meeting of the Executive Committee and to brief the Executive Committee on the state of affairs in relation to all material aspects of the Management Business and the Franchise Business;

     (l) to the extent that funds are available therefor, pay or cause to be paid, before delinquency and prior to the addition thereto of interest or penalties, all taxes, assessments, rents and other impositions applicable to the Hotel Management Agreements and, when approved by the Executive Committee, take such action or proceedings as are necessary to seek to reduce
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                                                                         page 12

          such taxes, assessments, rents or other impositions;

     (m) to the extent that funds are available therefor, pay or cause to be paid promptly all insurance premiums, debts and other obligations in respect of the Parties obligations under the Hotel Management Agreements;

     (n) to the extent that funds are available therefor, pay or cause to be paid promptly all proper accounts for work done or material furnished under all Hotel Management Agreements, provided however, that Royco shall hold back or cause to be held back any amounts claimed due or which are required to be retained under the provisions of the builders lien legislation or other statutory authority;

     (o) to the extent that funds are available therefore, pay all bills approved by Royco in accordance with the approved Operating Budget;

     (p) comply with all applicable laws, ordinances, rules, regulations and requirements of all federal, Provincial, and local governments and agencies thereof which may be applicable to the performance by Royco of its duties hereunder;

     (q) acting reasonably to comply and to cause CCHC to comply with all applicable laws, ordinances, rules, regulations and requirements of all federal, provincial and local governments and agencies thereof which may be applicable to the Hotel Management Agreements and the Travelodge Master License Agreement to the extent that compliance is within the control of Royco;

     (r) provide operations management, supervision and administration in a professional, diligent and efficient manner and at all times maintain an organization and staff sufficient to ensure the effective and expeditious carrying out of all the duties, obligations and functions of the Parties, including the provision of any necessary on site and off-site personnel, for the full and proper performance of the Parties under the Hotel Management Agreements and the Travelodge Master License Agreement;

     (s) to ensure that each of the Hotels maintains a level of service and cleanliness consistent with the standards of Travelodge(TM) or Thriftlodge(TM) hotels and use its best efforts to ensure that all such Hotels maintain other standards applicable to Travelodge(TM) or Thriftlodge(TM) hotels;

     (t) negotiate and, when approved by the chairman of the Executive Committee, settle for execution by Royco and supervise and direct the performance of Additional Hotel Management Agreements;

     (u) negotiate and execute HFS Agreements, subject always to the terms of the Travelodge Master License Agreement;

     (v) ensure that each of the Hotels and their Owners observe all provisions of the respective Hotel Management Agreements, including furnishing and maintaining all security, indemnity, insurance and performance bonds required by such agreements and pay all fees and other sums to be paid when due to CCHC or Royco as the manager thereunder;

     (w) perform all such other duties ancillary or necessary under the Hotel Management Agreements, subject to the direction of the Executive Committee;

     (x) subject to section 6.1(a)(i), ensure that the services of Greg, who shall be obligated to devote a part of his working time and attention, and Terry, who shall be obligated to devote substantially all of his working time and attention, are provided in accordance with the terms of the Service Contracts, and no amendments may be made thereto without the prior written approval of the Executive Committee and Royco;

     (y) carry out the aforesaid duties and authorities in the best interests of the Parties provided that in doing so there is no conflict between the interests of Royco, CCHC and NL, which if Royco considers to be the case will be referred by Royco to the Executive Committee for direction; and

     (z) subject to the terms of this Agreement, carry out any other duties, matter or thing requested by the Executive Committee.

2.5  CCHC APPOINTEE

     (a) CCHC may in accordance with the provisions of this section, designate one employee of CCHC as the CCHC Appointee to be employed, retained by or seconded to Royco; provided that if the services of either Greg or Terry are not available under the Service Contracts and they are not replaced by the services of either Peter or Randy or an alternate party approved in accordance with section 6.1(a)(i), CCHC may cause an additional CCHC Appointee to be employed by Royco.

     (b) Prior to making such appointment CCHC shall consult with Royco and the proposed CCHC Appointee and his or her position with Royco shall be acceptable to Royco, acting reasonably.

     (c) The CCHC Appointee shall in performing his or her duties report to the President of Royco or such other person as the President of Royco may designate.

     (d) Unless otherwise agreed CCHC shall pay or cause to be paid the salary and benefits of any CCHC Appointee and Royco shall reimburse CCHC for a portion thereof on a basis consistent with the salary structure of Royco and any excess salary or benefits payable by CCHC to the CCHC Appointee shall be borne by CCHC. Relocation costs of moving the CCHC Appointee to and from Royco's place of business shall be paid by CCHC.

2.5A ROYCO APPOINTEE

     During the term of this Agreement, CCHC covenants and agrees to appoint Terry , or failing him, his successor appointed pursuant to Section 6.1(a)(i) as an executive vice-president of CCHC from time to time, such officer to have authority to execute all management and franchise agreements and related documentation to be entered into by CCHC in accordance with the provisions of this Agreement.

2.6  DIRECTIONS FROM CCHC OR NL

     Royco shall not be required to act on directions by or on behalf of CCHC or NL unless such directions are received directly from the Chairman of the Executive Committee.

2.7  BOND

      Royco shall ensure that the employees of Royco are covered by Royco's blanket fidelity bond or insurance for all purposes under this Agreement.

2.8  BANK ACCOUNTS

          Royco will establish the following bank accounts to be utilized in connection herewith in the Bank or in such other institution as the Executive Committee may designate:

          (i) in respect of each Hotel the accounts or accounts required by the Hotel Management Agreement applicable to such Hotel;

          (ii) one or more payment consolidation accounts for payments of accounts payable of the Hotels;

          (iii) an account into which all Gross Revenue payable to the Parties with respect to the Management Business and the Franchise Business, including under the Hotel Management Agreements and Travelodge Master License Agreement are deposited and the Operating Outlays and expenses of Royco are paid; and

          (iv)      such other accounts as may be approved by the Executive
                    Committee,

The Executive Committee will authorize all deposits and withdrawals from such account or accounts to be made by a representative or representatives of Royco within monetary limits and subject to other restrictions established by the Executive Committee from time to time, which limits and restrictions may require that withdrawals from the account or accounts in excess of amounts determined from time to time by the Executive Committee be further authorized by a representative or representatives of CCHC; provided, however, that the Executive Committee may from time to time amend the procedures for depositing Gross Revenue into the bank accounts or the manner for distributing Net Cash Flow to the Parties.

     2.9  EXECUTIVE COMMITTEE

     (a) An Executive Committee is hereby established to provide liaison between CCHC and Royco and to establish all policies, strategic plans and budgets and make all decisions with respect to the operation and implementation of the Management Business, including the Hotel Management Agreements and the acquisition and implementation of the Additional Hotel Management Agreements and the Franchise Business, including the acquisition of HFS Agreements;

     (b) The Executive Committee shall be comprised of three representatives of CCHC (the initial nominees being Richard Fisher, Martin Edelman and Ron Jackson) and three representatives of Royco (the initial nominees being Terry, Greg and Randy). The Parties may each appoint an alternate or alternates to be a representative on the Executive Committee (who may be another member of the Executive Committee) and may change any representative or alternate representative from time to time by notice in writing to the other Party. Each representative or alternate representative of a Party shall be such Party's agent, with full authority to bind such Party for the purposes contemplated herein;

     (c) The Executive Committee shall establish regular quarterly meeting dates which, unless otherwise agreed, shall be within the third week after the end of each calendar quarter and may, wherever reasonably practical, be held in Toronto, Ontario, Calgary, Alberta or New York, NY. All other meetings of the Executive Committee shall, unless otherwise agreed, be held by conference telephone as herein provided. The Executive Committee may meet at any time upon agreement of the parties or, failing agreement, at such time and in such place in Toronto, Calgary or New York as a party shall give the other party at least five (5) Business Days written notice, specifying in reasonable detail the business to be presented and any decision to be proposed at such meeting. A member of the Executive Committee may waive notice of any meeting;

     (d) Any action required to be taken by the Executive Committee may be taken without a meeting if the representatives of the Parties on the Executive Committee consent in writing to such action, whether such written consent shall be in the form of a handwritten, typewritten communication or facsimile transmission (receipt confirmed) of a signed document. In addition, the Executive Committee may, and shall whenever reasonably practical, in lieu of conducting a face-to-face meeting, conduct such meeting by conference telephone or other communications facility by means of which the representatives (or alternate representatives) of each Party can each hear the other and in respect of which, any materials required to be considered at such meeting have been delivered in writing or transmitted to the Parties prior to such meeting;

     (e) CCHC shall appoint a Chairman of the Executive Committee (who shall be either the Chairman of the Board of NLC, the Chief Executive Officer of NLC, the President of NLC or another officer of NLC reasonably acceptable to Royco) to facilitate the conduct of business at meetings of the Executive Committee, which Chairman may also be a representative or alternate representative on the Executive Committee and who shall, subject to Sections 2.10 and 2.11 have a casting vote in the event of a deadlock on the Executive Committee;

     (f) Subject to the terms of this Agreement, the Executive Committee shall have jurisdiction over the Parties with respect to all Management Business and Franchise Business; and

     (g) The Executive Committee shall establish its own procedures for meetings.

2.10 MATTERS REQUIRING UNANIMOUS APPROVAL

     Notwithstanding anything to the contrary herein contained, unless CCHC or NL, as the case may be, has received the prior written consent of Royco:

     (a) neither CCHC, NL nor the Executive Committee may direct Royco to alter or cancel the

Service Contracts but may direct that any disputes with respect to a decision on matters in respect of the Service Contracts (including compensation increases) be referred to arbitration in accordance with Section 7.2;

     (b) neither CCHC, NL nor the Executive Committee may require Royco to service an Additional Hotel Management Agreement other than a CPLP/NLC Hotel;

     (c) neither CCHC, NL nor the Executive Committee may require Royco to incur capital expenditures;

     (d) neither CCHC, NL nor the Executive Committee may direct Royco to take any actions which violate any law; and

     (e) CCHC and NL will not amend , terminate or surrender the Travelodge Master License Agreement or an Additional Hotel Management Agreement in which respect such consent will not be unreasonably withheld.

2.11 MATTERS REQUIRING MAJORITY APPROVAL

     Notwithstanding anything to the contrary in Sections 2.09(e) and 2.10 contained, the Chairman of the Executive Committee shall not have a casting vote with respect to the following:

     (a) the approval required by the Executive Committee pursuant to Section 6.1(a)(i).


                                   ARTICLE 3
                                      TERM

3.1  INITIAL TERM

     The term of this Agreement will commence at 11:59 pm on the 30th day of September, 1996 and shall expire on the 31st day of December, 2006, subject to CCHC's renewal options under Section 3.2 hereof.

3.2  RENEWALS.

      CCHC shall have the right, exercisable by giving notice to Royco not earlier than twelve (12) months and not later than four (4) months prior to the expiration of the original term or any applicable renewal term hereof, to extend the term of this agreement for three further renewal terms of ten (10) Years each, all upon the same terms, covenants and conditions as provided in this agreement. Whenever reference is made to the term of this agreement it shall mean the initial term as it may be extended pursuant to the provisions of this
Section 3.2.

3.3  TERMINATION

     (a) Termination for Event of Default
         --------------------------------

          In the event that any Event of Default has not been cured within the time period, if any, specified in section 6.1, the non-defaulting Party shall, in addition to the remedies provided for in section 6.2 but subject to section 3.3(d) and (e),

          (i) if the non-defaulting Party is CCHC, be entitled to terminate this Agreement without payment or premium;

          (ii) if the non-defaulting Party is Royco, be entitled to terminate this Agreement, in which event CCHC shall pay the amounts set out in section 3.3(c).

     (b)  Termination Upon Sale
          ---------------------

          (i) Termination Upon Sale of a CPLP Hotel
              -------------------------------------

              (A) If there is a Sale of any or all CPLP Hotels and the purchaser of such CPLP Hotel(s) does not engage a Party as the manager thereof, this Agreement insofar as it applies to the Management Business shall terminate in respect of such Hotel(s).

               (B)  a.   Fifty (50%) percent of any termination fees paid under
                    the CPLP Hotel Management Agreement in respect of a Sale under section 3.3(b)(i)(A) (a "TERMINATION ENTITLEMENT") shall be paid to Royco and shall be credited against Royco's entitlement to any Capital Proceeds Fee payable in respect of the Sale of any future CPLP Hotel. If any Termination Entitlement in respect of a Sale of a CPLP Hotel is greater than the Capital Proceeds Fee in respect of the same Sale, the excess (the "TERMINATION FEE CREDIT") shall stand as a credit against future Capital Proceeds Fees payable in respect of future Sales.

                    b. Notwithstanding the provisions of section 3.3(b)(i)(B)a., if Royco is entitled to a Capital Proceeds Fee in respect of a Sale, Royco shall receive the greater of
                    (x) the Termination Entitlement in respect of such Sale, and
                    (y) an amount equal to the Capital Proceeds Fee in respect of such Sale as reduced by the application of the Termination Fee Credit pursuant to section 3.3(b)(i)(B)a.. The amount by which the foregoing item (x) exceeds the amount of the foregoing item (y) (the "EXCESS AMOUNT") shall be added to the Termination Fee Credit to stand as a credit against future Capital Proceeds Fees payable in respect of future Sales.

          (ii) Termination Upon Sale of a Future Project
               -----------------------------------------

               (A) If there is a Sale of a Hotel that is a Future Project and the purchaser of such Hotel does not engage a Party as the manager thereof, this Agreement insofar as it applies to Management Business shall terminate in respect of such Hotel.

               (B)  In the event of a termination of this Agreement pursuant to section 3.3(b)(ii)(A), Royco shall be entitled to a termination fee equal to fifty (50%) percent of the NOI in respect of such Hotel for the twelve (12) month period immediately preceding the said termination, less the amount of Future Project Profit Participation (as that term is defined in the Development Agreement)

                    paid with respect to such Sale.

               (C) In no event shall the termination fees described in section 3.3(b) be payable in respect of any Hotel where the Future Project Profit Participation under the Development Agreement with respect to such sold Hotel is zero.

          CCHC and NL shall ensure that any Additional Hotel Management Agreements in respect of any Hotels that are Future Projects expressly require the Owners (being NLC and/or its affiliates) to pay the termination fees described in section 3.3(b)(ii)(B), provided that, upon termination of the Development Agreement, the Owners shall be entitled to terminate any such Additional Hotel Management Agreements (i) upon 120 days' prior written notice without payment or penalty or premium, or (ii) immediately upon payment of the aforesaid termination fees.

     (c)  Termination Without Cause
          -------------------------

          Subject to section 3.3(d) and (e), this agreement (x) shall automatically terminate upon the expiry of the Term, the sale of all CPLP/NLC Hotels or the cancellation of the CPLP Hotel Management Agreement other than pursuant to section 7.1 thereof, or (y) may be terminated by CCHC, other than pursuant to sections 3.3 (a) or (b), at any time after the 31st day of December, 1998, upon not less than one hundred eighty (180) days' prior written notice or (z) may be terminated by either CCHC or Royco upon giving not less than ninety (90) days notice in writing to the other if there are, in the aggregate, less than five (5) CPLP/NLC Hotels subject to this Agreement or Additional Hotel Management Agreements.

          Notwithstanding the foregoing but subject to section 3.3(d) and (e), CCHC shall, if applicable, be entitled to terminate this Agreement in accordance with section 4 of the Indemnification Agreement.

          If this Agreement terminates prior to the 31st day of December, 1998, other than pursuant to section 3.3(a)(i), section 3.3(b) or as a result of cancellation of the CPLP Hotel Management Agreement pursuant to section 7.1 thereof as a result of default by a party other than the Owner or CCHC, CCHC shall pay to Royco a termination fee equal to four (4) times the Net Base Fee. If this Agreement terminates at any time after the 31st day of December, 1998, other than pursuant to section 3.3(a)(i), section 3.3(b) or as a result of cancellation of the CPLP Hotel Management Agreement pursuant to section 7.1 thereof as a result of default by a party other than the Owner or CCHC, CCHC shall pay to Royco a termination fee equal to five (5) times the Net Base Fee.

     (d) Severance Payments Upon Termination
         -----------------------------------

          Upon (i) termination of this Agreement for any reason whatsoever, or
(ii) upon termination of this Agreement insofar as it applies to Management Business in respect of any or all of the CPLP/NLC Hotels, CCHC shall be liable for and shall reimburse Royco for any and all actually incurred severance payments, damages for wrongful dismissal and all related costs in respect of the termination by Royco of the employment of any employee of Royco (other than a member of the Royco Group) consequent upon such termination provided such amount shall not exceed $30,000 per Hotel as to which this Agreement is then being terminated.

     (e) Assignment of Additional Hotel Management Agreements and Franchise
         ------------------------------------------------------------------
         Business
         --------

         (i) Contemporaneous with the expiry of the Term of this Agreement or upon termination of this Agreement for any reason whatsoever, (1) CCHC shall assign absolutely to Royco, for its own account, and will provide an acknowledgment and release satisfactory to counsel for the parties confirming that CCHC has no further interest in all Hotel Management Agreements other than Hotel Management Agreements in respect of CPLP/NLC Hotels, and (2) Royco will provide an acknowledgment and release satisfactory to counsel for the parties confirming that Royco has no further interest in any Hotel Management Agreements in respect of CPLP/NLC Hotels,; and

          (ii) Contemporaneous with the expiry of the Term of this Agreement or upon termination of this Agreement for any reason whatsoever, Royco shall have the option, exercisable within thirty (30) days following the determination of the fair market value of the Franchise Business, of (A) paying to CCHC an amount equal to the greater of (x) the monies advanced by CCHC or its Affiliates or their respective successors in interest to HFS to acquire its interest in the Travelodge Master License Agreement and any other monies advanced by CCHC to acquire any other franchise rights in connection with the Franchise Business; and (y) one-half the fair market value of the Franchise Business as determined by the average of two valuations, one valuator to be chosen by Royco and one to be chosen by CCHC (such valuators to have at least 5 years experience in connection with the operation and ownership of hotel franchise agreements, generally), provided that if such valuations differ by more than ten (10%) percent, then the Parties shall select a third valuator who shall pick one of the two valuations as the fair market value, or (B) continuing this agreement with respect to the Franchise Business.

               If Royco chooses to acquire CCHC's interest in the Franchise Business in accordance with the foregoing, upon payment in full by Royco to CCHC of the amount required, CCHC shall assign absolutely to Royco and will provide an acknowledgment and release satisfactory to counsel for the parties confirming that CCHC has no further interest in each of the following:

               (i) the Franchise Business including all agreements held by CCHC or Royco in connection with the Franchise Business;

               (ii)      the Travelodge Master License Agreement; and

               (iii) any other agreements between CCHC and HFS with respect to the Franchise Business which is subject to this Agreement entered into prior to or subsequent to the entering into of this agreement.

     CCHC shall ensure that any Additional Hotel Management Agreements entered into other than in the name of Royco, other than with respect to the CPLP/NLC Hotels, and any HFS Agreements entered into other than in the name of Royco, expressly entitle CCHC to assign the Additional Hotel Management Agreements and the HFS Agreements in accordance with its obligations under this section 3.3(e). Attached to this Agreement as Schedule "*" is the consent and acknowledgement of HFS with respect to the foregoing assignment and the provisions of section 2.1(b) hereof.

3.4  RETURN OF BOOKS AND RECORDS

     Upon and after the expiration of the Term or other termination of this Agreement in its entirety or with respect to any particular Hotel:

     (a) The Parties shall, to the extent possible, ensure the relevant Hotels and CCHC return to Royco all operating and accounting manuals and other documents, whether modified or not by CCHC, with respect to such Hotels in the possession or control of such Hotels or CCHC;

     (b) Royco shall leave at or deliver to the Hotels all property of the relevant Hotels; and

     (c) Royco shall provide management services during the transition period and shall provide to CCHC such transitional assistance with respect thereto as the Executive Committee may reasonably require for a period of forty-five (45) days after termination provided CCHC reimburses Royco for all direct out-of-pocket expenses reasonably incurred by Royco in providing such transitional assistance and pays to Royco its pro-rata share of Distributable Cash with respect to such period, calculated in accordance with Schedule 2 and payable at the end of such period.

                                   ARTICLE 4
                                     FEES

4.1  FEES

     In addition to the provisions set out in Schedule 2 hereto, Royco shall be entitled to fees and other payments for performing its obligations hereunder as follows:

     (a) reimbursement for all direct out-of-pocket expenses and such other expenses as are approved from time to time under the then extant Operating Budget or otherwise by the Executive Committee. Royco may pay such expenses out of the funds received by it in connection with the Management Business and the

Franchise Business;

     (b) Operations Management Incentive Fees payable by CCHC in the amounts calculated and payable in accordance with Schedule 3;

     (c) CPLP Incentive Management Fees payable by CCHC in the amounts calculated and payable in accordance with Schedule 3;

     (d) The Incentive Termination Fee payable by CCHC in the amounts calculated and payable in accordance with Schedule 3; and

     (e) The Capital Proceeds Fee payable by CCHC in the amounts calculated and payable in accordance with Schedule 3.

provided that the payments set out in section 4.1(b), (c), (d) and (e) above shall not be treated as Operating Outlays or otherwise included in or deducted from Gross Revenue.

4.2  INDEMNIFICATION OBLIGATIONS

     Royco acknowledges and agrees that the CPLP Incentive Management Fees and the Incentive Termination Fee shall be subject to offset and/or reduction as provided in the Indemnification Agreement. In addition, Royco acknowledges that an Affiliate of CCHC has provided it with an interest free loan of $100,000 which shall be repayable to CCHC out of the first monies payable to Royco pursuant to sections 1.3, 1.4 or 1.5 of Schedule 3 to this Agreement..

                                   ARTICLE 5
                                NON-DISCLOSURE

5.1  NON-DISCLOSURE

     The Parties shall not knowingly disclose any financial, business or other material information relating to the operations of the affairs of the other to anyone at any time, except to the extent required by applicable laws, provided, however, CCHC may disclose its arrangements with Royco with respect to this Agreement, the Management Agreement and any related agreement in connection with financings, equity and debt offerings and sales of assets or stock of NLC, CCHC or their affiliates.


                                   ARTICLE 6
                  NOTICE OF BREACH: TERMINATION OF AGREEMENT

6.1  EVENTS OF DEFAULT

     (a) The occurrence of any of the following events shall constitute an event of default ("EVENT OF DEFAULT") hereunder:

          (i) with respect to Royco, if neither Terry nor Greg (nor any successor to Terry or Greg chosen by Royco and approved by NLC, if during the first five years of the Term, and by the Executive Committee if thereafter), is devoting substantially all of his working time and attention to managing or supervising the management of the business and affairs of the Parties pursuant to this Agreement;

          (ii) any sale, assignment, transfer or mortgage by a Party of all or any part of its interest under this Agreement directly or indirectly, except as may be permitted by this Agreement;

          (iii) a general assignment by any Party for the benefit of creditors;

          (iv) the appointment of a receiver, trustee or like officer, to take possession of the interest of a Party hereunder which remains undischarged for a period of thirty (30) days from the date of its imposition;

          (v) material default by a Party of a material obligation hereunder, or a number of non-material defaults by a Party which collectively could reasonably be considered to result in a material default of a material obligation by such Party hereunder and such default has continued for a period of fifteen (15) days (or in the event that a non-monetary default, if capable of being cured, is not capable of being cured within fifteen (15) days and has continued at the end of such reasonable period as may be required to cure such default) after written notice thereof has been given by the non- defaulting Party to the defaulting Party specifying with reasonable particularity the nature of such default;

          (vi) Royco becomes controlled (as defined in the Canada Business Corporations Act) by a Person who is not a member of the Royco Group or members of their immediate families or corporations controlled by them;

          (vii) except as expressly provided in section 2.1(d) with respect to the Management Business, any member of the Royco Group directly or indirectly engages in any Management Business or Franchise Business other than pursuant to this Agreement, including without limitation, consulting with third parties,;

          (viii) Royco engages, directly or indirectly, in any business or activity other than the performance of its duties under this Agreement; or

          (viii)    The Service Contracts are breached in any material respect.

     (b) If at any time a Party shall have committed an Event of Default, a non-defaulting Party shall be entitled to exercise (in addition to any other rights and remedies hereunder) the rights and remedies specified in Section 6.2.

     (c) In the event that a defaulting Party shall dispute any matters alleged in any notice of default given pursuant to Section 6.1(a)(v), it shall give written notice to the other Party, specifying in reasonable detail its reasons for such dispute, on or before the first Business Day which is at least ten (10) days after receipt of such notice of default, and in the event that the Parties have not resolved any differences between them within a further period of ten (10) days, the matters in dispute shall be submitted to arbitration hereunder.

     (d) If as a result of such arbitration it shall be determined that the defaulting Party was substantially in default as alleged in such notice of default, the defaulting Party shall be entitled to cure such default on or before the first Business Day which is at least 10 days after the date of such arbitrator's determination and until the expiry of such period the non-defaulting Party shall not be entitled to exercise any rights or remedies specified in Sections 6.2(a)(i), 6.2(a)(iii) or 6.2(a)(iv) in respect of such default.

6.2  REMEDIES ON DEFAULT

     (a) In the event that any Event of Default contemplated in Section 6.1(a) has not been cured within the period, if any, contemplated therein, the non-defaulting Party shall thereupon be entitled to exercise any or all of the following rights and remedies (in addition to any other rights and remedies hereunder):

          (i) take or bring any proceedings in the nature of specific performance, injunction or other equitable remedies, it being acknowledged by the Parties that damages at law may be an inadequate remedy for a default under this Agreement;

          (ii) remedy such default, and any amounts expended to remedy such default and any expenses (including legal fees, whether incurred to bring any legal proceedings for the recovery of any such amounts from the defaulting Party or otherwise) incurred by the non-defaulting Party, together with interest thereon compounded monthly at a rate which is 4 percentage points in excess of the prime rate of the Bank from time to time computed from the date such expense is incurred until paid, shall be due and payable by the defaulting Party forthwith after written demand;

          (iii)     terminate this Agreement in accordance with section 3.3; or

          (iv) exercise any other rights and remedies which may be available at law and/or in equity in respect of such default.



                                   ARTICLE 7

                                 GENERAL

7.1  RELATIONSHIP

     Royco is providing services hereunder as independent contractor and nothing contained in this Agreement is intended to create or shall be construed as creating a partnership, joint venture or agency of any kind between Royco and CCHC.

7.2  ARBITRATION

     Where any matter in dispute herein is specifically made referrable to arbitration, but not otherwise, any party may deliver notice (the "ARBITRATION NOTICE") to the other party requiring resolution by arbitration of such matter and thereafter the dispute, claim, question or difference in issue shall be referred to arbitration for final settlement binding on both parties in accordance with the provisions of the Arbitrations Act (Ontario) as follows:

     (a) The arbitration tribunal shall consist of one arbitrator appointed by mutual agreement of the parties. In the event of the failure of the parties to agree on such arbitrator with ten (10) days after delivery of the Arbitration Notice, the arbitration tribunal shall consist of three (3) arbitrators and within twenty (20) days after delivery of the Arbitration Notice, CCHC shall appoint one (1) arbitrator to the arbitration tribunal and Royco shall appoint one (1) arbitrator to the arbitration tribunal and the two (2) arbitrators appointed by the parties shall appoint a third (3rd) arbitrator. In the event that the two (2) arbitrators appointed by the parties fail to agree on the third (3rd) arbitrator, the parties shall apply to a judge of the Ontario Court of Justice (General Division) to appoint the third (3rd) arbitrator. The arbitrator(s) shall be qualified by education and training to pass upon the particular matter.

     (b) The arbitrator(s) shall be instructed that time is of the essence in proceeding with the determination of any dispute, claim, question or difference.

     (c) The arbitration shall be conducted in English and shall take place in Toronto, Canada.

     (d) The arbitration award shall be given in writing and shall be final, binding on the parties, not subject to any appeal, and shall deal with the question of costs of arbitration and all matters related thereto. For greater certainty, the Indemnitees will not be entitled to exercise its right of set-off until final resolution of the dispute.

     (e) Judgment upon the award rendered may be entered into any court having jurisdiction, or application may be made to such court for a judicial recognition of the award or an order of enforcement thereof, as the case may be.

     (f) Following the delivery of an Arbitration Notice and subject to the decision of the arbitration tribunal, the Parties shall continue to perform their obligations and responsibilities hereunder.

7.3  NOTICES

     Any notice required or permitted by this Agreement shall be in writing and shall be addressed:


     (a)  in the case of CCHC:

          CCHC Hotels, Inc.
          605 Third Avenue
          New York, New York
          U.S.A.  10158
          Attention: Martin L. Edelman
          Facsimile Number: (212) 867-4644

          with a copy to:

          Battle Fowler LLP
          75 East 55th Street
          New York, New York
          U.S.A.  10022
          Attention: Robert J. Wertheimer
          Facsimile No. (212) 856-7808

     (b)  in the case of Royco:

          Royco Hotels & Resorts Ltd.
          Suite 500,
          5940 Macleod Trail South
          Calgary, Alberta
          Canada  T2H 2G4
          Attention: Terry Royer
          Facsimile Number: (403) 255-6981

          with a copy to:

          Brans, Lehun, Baldwin & Champagne
          Barristers and Solicitors
          Suite 1701, Richmond-Adelaide Centre
          120 Adelaide Street West
          Toronto, Ontario
          Canada  M5H lTl
          Attention: Dennis M. Brans
          Facsimile No. (416) 601-0655

     (c)  in the case of NLC:

          Chartwell Leisure Inc.
          605 Third Avenue
          New York, New York
          U.S.A.  10158
          Attention: Martin L. Edelman
          Facsimile Number: (212) 867-4644

          with a copy to:

          Battle Fowler LLP
          75 East 55th Street
          New York, York
          U.S.A.  10022
          Attention: Robert J. Wertheimer
          Facsimile No. (212) 856-7808

or at such other address as a party may from time to time notify the other. Any such notice required or permitted by this Agreement shall be either delivered by hand or sent by prepaid registered mail or prepaid overnight courier or by facsimile and shall be deemed to have been given on the date of its receipt or on refusal at the intended address set forth above.

7.4  WAIVER

     The failure by either Party to insist upon a strict performance of any of the terms and provisions of this Agreement or to exercise any option, right or remedy herein contained, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect. No waiver by either Party of any term or provision hereof shall be deemed to have been made unless expressed in writing and signed by such Party. In the event of consent by either Party to an assignment of this Agreement, no further assignment shall be made without the express consent in writing of such Party.

7.5  PARTIAL INVALIDITY

     If any portion of this Agreement shall be declared invalid by order, decree or judgment of a court, this Agreement shall be construed as if such portion had not been inserted herein unless such construction would operate as a unique hardship on CCHC or Royco or constitute a substantial departure from the general intent and purpose of CCHC or Royco as reflected in this Agreement.

7.6  FURTHER INSTRUMENTS

     All other appropriate supplemental agreements or other instruments necessary or desirable in order to make this Agreement and each provision hereof full and legally effective and binding, or to carry out the intent and purposes thereof, but not inconsistent with any of the provisions hereof, shall be executed and delivered and all other acts necessary or appropriate for such purposes shall be duly or effectively executed, done or taken by the parties hereto.

7.7  SUCCESSORS AND ASSIGNS

     Neither Party shall have the right to assign this Agreement without the prior written consent of each other Party. All of the terms and provisions of this Agreement shall be binding upon and shall enure to the benefit of the parties and their respective successors and permitted assigns.

7.8  SURVIVAL

     Notwithstanding the termination of this Agreement the provisions of sections 3.3(d) and (e), 3.4 and 5.1shall survive to the extent necessary to give effect thereto.


                                   ARTICLE 8
                                 MISCELLANEOUS

8.1  RIGHT TO MAKE AGREEMENT

     Each Party represents and warrants, with respect to itself, that neither the execution of this Agreement nor the finalization of the transactions contemplated hereby shall violate any provisions of law or judgment, writ, injunction, order or decree of any court or governmental authority having jurisdiction over it; result in or constitute a breach or default under any indenture, contract, other commitment or restriction to which it is a party or by which it is bound; or require any consent, vote or approval which has not been given or taken. Each party covenants that it has the full right to enter into this Agreement and perform its obligations hereunder.

     This Agreement is executed as of the day and year first above written.

                                        CHARTWELL CANADA HOSPITALITY CORP.

                                        Per:   ______________________________


                                        ROYCO HOTELS & RESORTS LTD.

                                        Per:   ______________________________


     The undersigned hereby guarantees to Royco the performance by CCHC of all of its obligations under the within agreement, including the payments by CCHC provided for in sections 3 and 4 of the within agreement as, if and to the extent CCHC is obligated to make such payments but does not do so within thirty (30) days after written notice of such default, and demand for payment, is made to CCHC and the undersigned.

Dated: October 1, 1996


                                 CHARTWELL LEISURE INC.
                                 a Delaware corporation

                                 Per:  ________________________________

                                  SCHEDULE 1
                       FINANCIAL STATEMENTS AND REPORTS


OPERATIONS REPORT

1. On or before the l5th Business Day of each month, Royco shall prepare and submit to the Executive Committee for its consideration a report briefly discussing the results of operations for the immediately preceding month and estimated results for the next ensuing month which report shall include a brief narrative discussing all major issues of concern to CCHC and which might reasonably require consideration by the Executive Committee.

BUSINESS STATEMENTS

1. On or before the 15th Business Day of each month Royco shall provide financial statements of the Management Business including under the Hotel Management Agreements and the Franchise Business including the Travelodge Master License Agreement in respect of the immediately preceding calendar month which shall include, in reasonable detail, the following:

     (a) a report separating all Gross Revenue and Operating Outlays for each of the Management Business and the Franchise Business into reasonable and detailed categories and showing for each line item or category of cost, the following:

          (i) initial approved budgeted amount for the purposes of the Management Business and for the Franchise Business,

          (ii) variance from the Operating Budget for each of the foregoing,

          (iii)     actual costs for each of the foregoing,

          (iv)      budgeted amount remaining during the current budget period,

          (v) total projected Operating Outlays and Gross Revenue for each of the Management Business and the Franchise Business to the end of the current Accounting Year,

          (vi)      where applicable prior year figures;

     (b) a statement of Net Cash Flow, together with a comparison to the Operating Budget and a projection thereof to the end of the current Accounting Year for the purposes of the Management Business and the Franchise Business;

     (c)  a balance sheet of the business hereunder;

     (d) if requested by CCHC, a working trial balance showing the balance of each Bank Account;

     (e) any other financial reports, summaries, information, projections or assessments as may reasonably be requested by the Executive Committee.

2. Within 90 days of the end of each Accounting Year a copy of the annual Financial Statements audited by the Accountants.

3. Royco shall disclose to the Executive Committee from time to time, but at least quarterly, all rebates payable to CCHC or Royco on the purchase of supplies, equipment and services on behalf of any Owner, and to include such rebates in Gross Revenues.

                                  SCHEDULE 2
                                 NET CASH FLOW


1.1  [intentionally deleted]

1.2 Royco may pay the Operating Outlays out of the fees received by Royco on behalf of the Parties in connection with the Management Business, and in particular under the Hotel Management Agreements, and in connection with the Franchise Business, and in particular under the Travelodge Master License Agreement.

1..3 Within forty five (45) days after the end of each calendar quarter in each Accounting Year Royco shall provide the Parties with a statement of the Net Cash Flow for the period ending at the end of such quarter of such Accounting Year. Royco shall make an interim payment to each of CCHC and Royco, each as to fifty (50%) of the amount, if any, of Net Cash Flow within fifteen (15) days of providing of such statement.

1.4 Within 90 days after the end of each Accounting Year the Accountants shall audit a statement of Net Cash Flow for the Accounting Year prepared by Royco and approved by the Executive Committee, and a copy of such audited statement shall be provided to each of the Parties. Royco shall make a final payment to each of CCHC and Royco, each as to fifty (50%) of the amount, if any, of Net Cash Flow within 30 days of obtaining such audited statement.

1.5 Any disputes with respect to calculation of Net Cash Flow shall be settled by arbitration.

1.6 Royco shall only be obliged to make payments of Net Cash Flow under Sections 1.3 and 1.4 to the extent of the cash received.

                                  SCHEDULE 3
                                 INCENTIVE FEE

1.1  In this Schedule 3:

     (a)  "BASE YEAR" means the Accounting Year ended September 30, 1991;

     (b)  "BASE YEAR MANAGEMENT FEES" means $352,824;

     (c)  "BASE YEAR INCENTIVE FEES" means $379,272;

     (d)  "YEAR TWO" means the Accounting Year ending September 30, 1994;

     (e)  "YEAR THREE" means the Accounting Year ending September 30, 1995;

     (f)  "YEAR FOUR" means the Accounting Year ending September 30, 1996;

     (g) "MANAGEMENT FEE PROFITS" for any Accounting Year means the amount (excluding Total Incentive Fees for such Accounting Year) by which Gross Revenue for such Accounting Year exceeds Operating Outlays (for clarity, as defined in Section 1.1(ii) of the Management Services and Franchise Development Agreement) for such Accounting Year;

     (h) "TOTAL INCENTIVE FEES" for any Accounting Year means the total amount of incentive management fees earned by Forte in such Accounting Year under the Hotel Management Agreements;

     (i) "INFLATION FACTOR" for any Accounting Year means 105 plus the Consumer Price Index as at the last day of such Accounting Year less 126.7 (being the Consumer Price Index at September 30, 1991);

     (j) "CONSUMER PRICE INDEX" at any date means the all items consumer price index for Canada (not seasonally adjusted, expressed in terms of 1986 = 100 time basis) for the date as published by Statistics Canada under the authority by the Statistics Canada Act;

     (k) "ADJUSTED BASE YEAR MANAGEMENT FEES" for Year Two, Year Three and Year Four means an amount determined by:

          (i)       adding to the Base Year Management Fees:
                    a.   $270,000 for Year Two;
                    b.   $405,000 for Year Three;
                    c.   $540,000 for Year Four; and

          (ii) multiplying the applicable sum in (i) for the applicable Accounting Year by the Inflation Factor for such Accounting Year;

     (l) "ADJUSTED BASE YEAR INCENTIVE FEES" means an amount determined by multiplying the Base Year Incentive Fees by the Inflation Factor for such Accounting Year; and

1.2  OPERATIONS MANAGEMENT INCENTIVE FEES

     CCHC shall pay to Royco an Operations Management Incentive Fee in respect of each of Year Two, Year Three and Year Four (Royco acknowledging that it has full and final payment of the Operations Management Incentive Fee for Year Two and Year Three) as follows:

     (a) the Operations Management Incentive Fee for Year Two will be determined by:

          (i) deducting from the Management Fee Profits for Year Two the Adjusted Base Year Management Fees for Year Two (equals "A");
          (ii)      dividing A by .25;

     (b) the Operations Management Incentive Fee for Year Three will be determined by:

          (i) deducting from Management Fee Profits for Year Three the Adjusted Base Year Management Fees for Year Three (equals "B");
          (ii)      deducting A from B;

          (iii)     dividing the remainder in (ii) by .35;

     (c) The Operations Management Incentive Fee for Year Four will be determined by:

          (i) deducting from Management Fee Profits for Year Four the Adjusted Base Year Management Fees (equals "C");
          (ii)      deducting B from C; and
          (iii)     dividing the remainder by .45.

1.3  INCENTIVE MANAGEMENT FEE

     Subject to the Indemnification Agreement but without duplication, CCHC shall pay to Royco a further incentive fee (the "CPLP INCENTIVE MANAGEMENT FEE") equal to CCHC or NL's entitlement to the Incentive Fee under the CPLP Hotel Management Agreement. Such Incentive Fee shall not be includable in Gross Revenue nor shall it be treated as an Operating Outlay under this Agreement.

1.4  CAPITAL PROCEEDS FEE

     Subject to the Indemnification Agreement but without duplication, CCHC shall pay to Royco a further incentive fee (the "Capital Proceeds Fee") equal to CCHC or NL's entitlement to the Capital Proceeds Fee under the CPLP Hotel Management Agreement. Such Capital Proceeds Fee shall not be includable in Gross Revenue nor shall it be treated as an Operating Outlay under this Agreement.

1.5  INCENTIVE TERMINATION FEE

     Subject to the Indemnification Agreement but without duplication, upon termination of the Incentive Fee under the CPLP Hotel Management Agreement, CCHC shall pay to Royco a fee (the "INCENTIVE TERMINATION FEE") in lieu of future CPLP Incentive Management Fees, in an amount equal to CCHC or NL's entitlement to the Incentive Termination Fee under the CPLP Hotel Management Agreement. Such Incentive Termination Fee shall not be includable in Gross Revenue nor shall it be treated as an Operating Outlay under this Agreement.

1.6  PAYMENT OF INCENTIVE FEES

     (a) Within 60 days after the end of Year Four, Royco shall provide CCHC with a statement of the Operations Management Incentive Fee payable under
Section 1.2 for such year, together with an audit report of such calculation prepared by the Accountants.

     (b) CCHC shall pay to Royco the amount of the Operations Management Incentive Fee owing to Royco within 30 days of receipt of such statement.

     (c) CCHC shall pay to Royco the amount of the CPLP Incentive Management Fee, the Incentive Termination Fee and the Capital Proceeds Fee within fifteen
(15) days of receipt by CCHC under the CPLP Hotel Management Agreement; provided, however, CCHC shall, in accordance with section 4.2 of the Agreement, retain the first $100,000 payable to Royco under this section 1.6(c) of Schedule 3 in order to satisfy a certain $100,000 interest free loan made by an Affiliate of CCHC to Royco concurrently with execution and delivery of this Agreement.

     (d) Any disputes as to the calculation of such fees shall be settled by arbitration.